Exhibit 1


                             JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to the Common Shares, no par value, of Catalyst Semiconductor, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings.


Dated:  June 22, 2007



                              J. & W. SELIGMAN & CO. INCORPORATED



                              By /s/ Thomas G. Rose
                                -----------------------------
                              Name:  Thomas G. Rose
                              Title: CFO



                              SELIGMAN SPECTRUM FOCUS (MASTER) FUND



                              By /s/ Lawrence P. Vogel
                                -----------------------------
                              Name:  Lawrence P. Vogel
                              Title:  Authorized Person


                              WILLIAM C. MORRIS
                                      By Frank J. Nasta,
                                      as attorney-in-fact for William C. Morris

                              /s/ Frank J. Nasta
                              -------------------------------